Exhibit 99.1

FiscalNote Announces Second Quarter 2022 Financial Results

Total revenue of $27.2 million, up 41% year-over-year

Run-rate revenue(1) at June 30, 2022 of $115 million, up 15% compared to June 30, 2021

Annual Recurring Revenue(1) at June 30, 2022 of $103 million, up 16% compared to June 30, 2021

Reaffirms run-rate revenue guidance of $173 million for 2022

WASHINGTON, D.C., – Monday, August 15, 2022 – FiscalNote (NYSE: NOTE), a leading technology provider of global policy and market intelligence, today announced financial results for the second quarter ended June 30, 2022, which demonstrate the company’s continued marketplace leadership and momentum, powered by customer wins, net retention, and strong results from M&A integrations.

“With FiscalNote’s listing on August 1, 2022, we are excited to be a public company with the resources and capital needed to fuel our ongoing organic and inorganic growth, and execute on our long-term business strategy,” stated Tim Hwang, FiscalNote’s Chairman, CEO, and Co-founder. “FiscalNote enters the public markets with a strong, fully-funded balance sheet and capital availability, a growing base of recurring revenue, a suite of innovative product offerings which continue to expand our market leadership, a diverse and global blue chip client base across both public and private sectors, and a talented and growing team. We remain focused on sustainable growth, bolstered by our second quarter total GAAP revenue increasing 41%, and we reiterate achieving positive Adjusted EBITDA for the fourth quarter of 2023. We remain confident we will exit this year with run-rate revenue of $173 million through a combination of our organic growth and a robust and deep M&A pipeline during the remainder of 2022.”

Second Quarter 2022 Financial Highlights

•

Revenue: Total revenue for the second quarter of 2022 was $27.2 million, up 41% from the second quarter of 2021. Within total revenue, subscription revenue was $24.3 million and advisory, advertising, and other revenue was $2.8 million, up 40% and 50% respectively from the second quarter of 2021. Non-GAAP adjusted total revenue(2)for the second quarter of 2022 was $27.9 million, up 42% from the second quarter of 2021, and non-GAAP subscription revenue(2) was $25.1 million, up 42% from the second quarter of 2021.

•

Gross Profit: Gross profit for the second quarter of 2022 was $19.5 million, compared to $14.3 million for the second quarter of 2021. Gross margin for the second quarter of 2022 was 72%, compared to 74% for the second quarter of 2021. Non-GAAP adjusted gross profit(2) for the second quarter of 2022 was $22.2 million, compared to $15.9 million for the second quarter of 2021. Non-GAAP adjusted gross margin(2) was 80% for the second quarter of 2022, compared to 81% for the second quarter of 2021.

•	Net Loss: Net loss for the second quarter of 2022 was $38.4 million, compared to $34.1 million for the second quarter of 2021.

•	Adjusted EBITDA(2): Adjusted EBITDA loss for the second quarter of 2022 was $5.0 million, compared to an Adjusted EBITDA loss of $6.6 million for the second quarter of 2021.

•

Following the Company’s successful business combination and listing — which resulted in approximately $92 million of cash on the balance sheet, $150 million of gross debt, and $100 million of additional debt capacity — ample funding is provided for organic and M&A opportunities.

Second Quarter 2022 Key Metrics

•

Run-Rate Revenue: Run-rate revenue rose to $115 million at June 30, 2022, from $100 million at June 30, 2021, representing a 15% increase on a pro forma basis after giving effect to the businesses acquired in 2021.

•

Annual Recurring Revenue (“ARR”): ARR rose to $103 million at June 30, 2022, from $89 million at June 30, 2021, representing a 16% increase on a pro forma basis after giving effect to the businesses acquired in 2021.

•	Net Revenue Retention: Net revenue retention was 99%, an increase of 100 basis points from the prior quarter.

Second Quarter 2022 Key Business Highlights

•

FiscalNote entered into new, renewed, or expanded relationships with leading global brands and government entities such as Nestle, Boeing, Paycom, and a number of leading U.S. and global government institutions.

•	FiscalNote’s Voter Voice advocacy platform launched Topics, an AI-powered feature that maps engagement to key issue areas for users, helping clients measure and improve campaign results.

•

FiscalNote’s Curate expanded the depth of coverage it provides to customers to include school boards. In addition to more than 12,000 local governments, Curate now monitors more than 4,000 school districts on a daily basis, providing coverage for approximately 98% of school districts with enrollment greater than 5,000 students.

•

FiscalNote and its customers — Health Policy Advocates, Credit Union National Association, Cruise Lines International Association, and National Retail Federation — received top honors at the 2022 Reed Awards for excellence in grassroots advocacy.

Financial Outlook for 2022

FiscalNote is reaffirming its guidance(3) for full year 2022 as follows:

•	Run-rate revenue of $173 million by end of year.

•	Organic run-rate revenue to accelerate to $136 million by end of year, representing approximately 25% year over year growth.

•	Adjusted EBITDA loss of approximately $23 million.

In addition, the company reiterates that it remains on track to achieve positive Adjusted EBITDA within the fourth quarter of 2023.

Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below. Information regarding our key performance indicators is included below under “Key Performance Indicators.”

Quarterly Conference Call

FiscalNote will host a conference call today, Monday, August 15, 2022, at 5:00 p.m. Eastern Time (U.S.) to review the Company’s financial results for the second quarter ended June 30, 2022. To access this call, dial 1 (888) 660-6510 for the U.S. or Canada, or 1 (929) 203-0882 for callers outside the U.S. or Canada with the conference ID 1271923. A live webcast of the conference call will be accessible from the Investor Relations section of FiscalNote’s website at https://investors.fiscalnote.com/, and a recording will be archived and accessible at https://investors.fiscalnote.com/. An audio replay of this conference call will also be available through August 29, 2022, 11:59pm ET, by dialing 1-800-770-2030 for the U.S. or Canada, or 1-647-362-9199 for callers outside the U.S. or Canada, and entering 1271923.

(1)

“Run-Rate Revenue” and “Annual Recurring Revenue”, or “ARR”, are key performance indicators (KPIs). Please see “Key Performance Indicators” in this earnings release for the definitions and important disclosures regarding these measures.

(2)

Non-GAAP measure. Please see “Non-GAAP Financial Measures” in this earnings release for definitions and important disclosures regarding these financial measures, including reconciliations to the most directly comparable GAAP measure.

(3)

Because of the variability of items impacting net income and unpredictability of future events, management is unable to reconcile without unreasonable effort the company’s forecasted adjusted EBITDA to a comparable GAAP measure.

About FiscalNote

FiscalNote (NYSE: NOTE) is a leading technology provider of global policy and market intelligence. By uniquely combining AI technology, actionable data, and expert and peer insights, FiscalNote empowers customers to manage policy, address regulatory developments, and mitigate global risk. Since 2013, FiscalNote has pioneered technology that delivers mission-critical insights and the tools to turn them into action. Home to CQ, Equilibrium, FrontierView, Oxford Analytica, VoterVoice, and many other industry-leading brands, FiscalNote serves more than 5,000 customers worldwide with global offices in North America, Europe, Asia, and Australia. To learn more about FiscalNote and its family of brands, visit FiscalNote.com and follow @FiscalNote.

Contacts:

Media

FiscalNote

Nicholas Graham

press@fiscalnote.com

Investors

ICR, Inc. for FiscalNote

Sean Hannan

IR@fiscalnote.com

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or FiscalNote’s future financial or operating performance. For example, statements regarding FiscalNote’s financial outlook for future periods, expectations regarding profitability and anticipated growth in the industry in which FiscalNote operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Factors that may impact such forward-looking statements include, but are not limited to:

•	FiscalNote’s ability to effectively manage its growth;

•	changes in FiscalNote’s strategy, future operations, financial position, estimated revenue and losses, forecasts, projected costs, prospects and plans;

•	FiscalNote’s future capital requirements;

•	demand for FiscalNote’s services and the drivers of that demand;

•	FiscalNote’s ability to provide highly useful, reliable, secure and innovative products and services to its customers;

•

FiscalNote’s ability to attract new customers, retain existing customers, expand its products and service offerings with existing customers, expand into geographic markets or identify areas of higher growth;

•

risks associated with international operations, including compliance complexity and costs, increased exposure to fluctuations in currency exchange rates, political, social and economic instability, and supply chain disruptions;

•	FiscalNote’s ability to develop, enhance, and integrate its existing platforms, products, and services;

•

FiscalNote’s ability to successfully identify acquisition opportunities, make acquisitions on terms that are commercially satisfactory, successfully integrate potential acquired businesses and services, and subsequently grow acquired businesses;

•	FiscalNote’s estimated total addressable market and other industry and performance projections;

•	FiscalNote’s reliance on third-party systems that it does not control to integrate with its systems and its potential inability to continue to support integration;

•

potential technical disruptions, cyberattacks, security, privacy or data breaches or other technical or security incidents that affect FiscalNote’s networks or systems or those of its service providers;

•	FiscalNote’s ability to obtain and maintain accurate, comprehensive, or reliable data to support its products and services;

•	FiscalNote’s ability to introduce new features, integrations, capabilities, and enhancements to its products and services;

•

FiscalNote’s ability to maintain and improve its methods and technologies, and anticipate new methods or technologies, for data collection, organization, and analysis to support its products and services;

•	competition and competitive pressures in the markets in which FiscalNote operates;

•	larger well-funded companies shifting their existing business models to become more competitive with FiscalNote;

•	FiscalNote’s ability to protect and maintain its brands;

•	FiscalNote’s ability to comply with laws and regulations in connection with selling products and services to U.S. and foreign governments and other highly regulated industries;

•	FiscalNote’s ability to retain or recruit key personnel;

•	FiscalNote’s ability to effectively maintain and grow its research and development team and conduct research and development;

•

FiscalNote’s ability to adapt its products and services for changes in laws and regulations or public perception, or changes in the enforcement of such laws, relating to artificial intelligence, machine learning, data privacy and government contracts;

•	the impact of the COVID-19 pandemic and other similar disruptions in the future;

•	adverse general economic and market conditions reducing spending on our products and services;

•	the outcome of any known and unknown litigation and regulatory proceedings;

•	FiscalNote’s ability to successfully establish and maintain public company-quality internal control over financial reporting;

•	intense competition and competitive pressures from other companies worldwide in the industries in which the combined company will operate; and

•	litigation and the ability to adequately protect FiscalNote’s intellectual property rights.

These and other important factors discussed under the caption “Risk Factors” in FiscalNote’s definitive proxy statement / prospectus and filed with the Securities and Exchange Commission on July 5, 2022 could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by FiscalNote and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. FiscalNote undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

FISCALNOTE HOLDINGS, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

For the Three and Six Months Ended June 30, 2022 and 2021

(in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenues:
Subscription	$24,332	$17,427	$47,111	$32,959
Advisory, advertising, and other	2,842	1,900	6,134	3,717

Total revenues	27,174	19,327	53,245	36,676

Operating expenses:
Cost of revenues	7,712	5,054	14,882	9,252
Research and development	3,791	5,983	9,809	11,238
Sales and marketing	10,395	6,965	19,892	13,804
Editorial	3,346	3,735	7,022	7,181
General and administrative	10,033	7,586	20,590	12,862
Amortization of intangible assets	2,609	1,998	5,217	4,139
Loss on sublease	—	1,362	—	1,362
Transaction costs (gains)	1,027	606	(18)	858

Total operating expenses	38,913	33,289	77,394	60,696

Operating loss	(11,739)	(13,962)	(24,149)	(24,020)
Interest expense, net	24,255	15,561	46,778	29,841
Change in fair value of warrant and derivative liabilities	2,048	7,002	3,386	12,245
Gain on PPP loan upon extinguishment	—	—	(7,667)	—
Other expense, net	494	109	615	143

Net loss before income taxes	(38,536)	(36,634)	(67,261)	(66,249)
Benefit from income taxes	(176)	(2,556)	(550)	(5,745)

Net loss	(38,360)	(34,078)	(66,711)	(60,504)
Other comprehensive loss	(859)	(230)	(774)	(178)

Total comprehensive loss	$(39,219)	$(34,308)	$(67,485)	$(60,682)

Net loss	$(38,360)	$(34,078)	$(66,711)	$(60,504)
Deemed dividend	(10,614)	(133,105)	(2,219)	(140,213)

Net loss used to compute earnings per share	$(48,974)	$(167,183)	$(68,930)	$(200,717)
Net loss per share, basic and diluted	$(3.06)	$(15.07)	$(4.33)	$(17.51)

Weighted average shares used to compute earnings per share	16,023,898	11,092,751	15,902,908	11,463,599

FISCALNOTE HOLDINGS, INC.

Condensed Consolidated Balance Sheets

As of June 30, 2022 and December 31, 2021

(in thousands, except shares, par value, and per share data)

	June 30, 2022	December 31, 2021
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$27,163	$32,168
Restricted cash	832	841
Accounts receivable, net	13,952	11,174
Costs capitalized to obtain revenue contracts, net	2,431	2,787
Deferred costs	5,915	2,643
Prepaid expenses	2,744	1,803
Other current assets	3,257	2,882

Total current assets	56,294	54,298
Property and equipment, net	7,362	7,509
Capitalized software costs, net	11,758	7,480
Noncurrent costs capitalized to obtain revenue contracts, net	3,864	2,709
Operating lease assets	22,575	—
Goodwill	187,918	188,768
Customer relationships, net	58,115	61,644
Database, net	21,321	22,357
Other intangible assets, net	30,175	33,728

Total assets	$399,382	$378,493

Liabilities, Temporary Equity and Stockholders’ Deficit
Current liabilities:
Short-term debt and current maturities of long-term debt	$18,065	$13,567
Accounts payable	1,546	4,213
Accrued payroll	5,343	6,194
Accrued expenses	7,104	5,389
Deferred revenue, current portion	41,927	29,569
Customer deposits	1,954	3,568
Contingent liabilities from acquisitions, current portion	247	1,088
Operating lease liabilities, current portion	9,150	—
Other current liabilities	3,935	5,880

Total current liabilities	89,271	69,468
Long-term debt, net of current maturities	352,546	299,318
Convertible notes - related parties	19,625	18,295
Deferred tax liabilities	2,984	3,483
Deferred revenue, net of current portion	846	528
Deferred rent	—	8,236
Contingent liabilities from acquisitions, net of current portion	2,541	4,016
Sublease loss liability, net of current portion	—	2,090
Lease incentive liability, net of current portion	—	4,440
Operating lease liabilities, net of current portion	29,291	—
Other noncurrent liabilities	1,450	1,453

Total liabilities	498,554	411,327

Commitment and contingencies (Note 14)
Temporary equity

Redeemable, convertible preferred stock (Note 8)	451,430	449,211

Stockholders’ deficit:
Common stock ($0.00001 par value, 99,066,892 authorized shares at June 30, 2022 and December 31, 2021; 15,741,225 and 15,456,165 issued and outstanding at June 30, 2022 and December 31, 2021, respectively)	—	—
Additional paid-in capital	—	—
Accumulated other comprehensive loss	(1,405)	(631)
Accumulated deficit	(549,197)	(481,414)

Total stockholders’ deficit	(550,602)	(482,045)

Total liabilities, temporary equity and stockholders’ deficit	$399,382	$378,493

FISCALNOTE HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2022 and 2021

(in thousands)

	Six Months Ended
	June 30, 2022	June 30, 2021
Operating Activities:
Net loss	$(66,711)	$(60,504)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	581	573
Amortization of intangible assets and capitalized software development costs	9,049	6,647
Amortization of deferred costs to obtain revenue contracts	1,247	1,144
Non-cash operating lease expense	3,209	—
Stock-based compensation	825	360
Operating lease asset impairment	378	—
Contingent compensation expense	488	—
Bad debt (recovery) expense	(93)	106
Change in fair value of acquisition contingent consideration	(1,537)	—
Change in fair value of warrant and derivative liabilities	3,386	12,245
Deferred income tax benefit	(513)	(4,719)
Paid-in-kind interest	27,848	17,245
Non-cash interest expense	15,072	9,610
Loss on sublease	—	1,362
Gain on PPP loan forgiveness/debt extinguishment	(7,667)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(2,793)	963
Prepaid expenses and other current assets	(4,618)	(420)
Costs capitalized to obtain revenue contracts, net	(2,071)	(1,256)
Accounts payable	(2,677)	(366)
Accrued payroll	(752)	225
Accrued expenses	2,212	(151)
Deferred revenue	13,019	5,516
Customer deposits	(1,611)	(1,485)
Contingent liabilities from acquisitions, current portion	(1,267)	—
Other current liabilities	(758)	1,565
Deferred rent	—	611
Lease liabilities	(4,121)	—
Sublease loss liability, net of current portion	—	(343)
Lease incentive liability, net of current portion	—	(264)
Other noncurrent liabilities	1,527	713

Net cash used in operating activities	(18,348)	(10,623)

Investing Activities:
Capital expenditures	(6,041)	(2,590)
Cash paid for business combinations, net of cash acquired	—	(25,205)

Net cash used in investing activities	(6,041)	(27,795)

Financing Activities:
Proceeds from long-term debt, net of issuance costs	19,478	23,242
Proceeds from exercise of stock options	367	213
Payments of long-term debt	(30)	—
Repurchase of common stock	(88)	—
Net proceeds from issuance of preferred stock	—	11,631

Net cash provided by financing activities	19,727	35,086

Effects of exchange rates on cash	(352)	(64)

Net change in cash, cash equivalents, and restricted cash	(5,014)	(3,396)
Cash, cash equivalents, and restricted cash, beginning of period	33,009	45,020

Cash, cash equivalents, and restricted cash, end of period	$27,995	$41,624

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. Where applicable, we provide reconciliations of these non-GAAP measures to the corresponding most closely related GAAP measure. Investors are encouraged to review the reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure. While we believe that these non-GAAP financial measures provide useful supplemental information, non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be comparable to similarly titled measures of other companies due to potential differences in their financing and accounting methods, the book value of their assets, their capital structures, the method by which their assets were acquired and the manner in which they define non-GAAP measures.

Adjusted Revenue

Adjusted revenue represents revenue adjusted to include amounts that would have been recognized if deferred revenue was not adjusted to fair value in connection with the businesses we acquired in 2021. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of our business. Adjusted revenue is not a recognized term under GAAP. Adjusted revenue does not represent revenues, as that term is defined under GAAP, and should not be considered as an alternative to revenues as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures presented by other companies.

Adjusted Gross Profit and Adjusted Gross Profit Margin

We define Adjusted Gross Profit as Adjusted Revenue minus cost of revenues, before amortization of intangible assets that are included in costs of revenues. We define Adjusted Gross Profit Margin as Adjusted Gross Profit divided by Adjusted Revenues.

We use Adjusted Gross Profit and Adjusted Gross Profit Margin to understand and evaluate our core operating performance and trends. We believe these metrics are useful measures to us and to our investors to assist in evaluating our core operating performance because it provides consistency and direct comparability with our past financial performance and between fiscal periods, as the metrics eliminate the non-cash effects of amortization of intangible assets and deferred revenue, which are non-cash impacts that may fluctuate for reasons unrelated to overall operating performance.

Adjusted Gross Profit and Adjusted Gross Profit Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP and should not be considered as replacements for gross profit and gross profit margin, as determined by GAAP, or as measures of our profitability. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes. Adjusted Gross Profit and Adjusted Gross Profit Margin as presented herein is not necessarily comparable to similarly titled measures presented by other companies.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA reflects further adjustments to EBITDA to exclude certain non-cash items and other items that management believes are not indicative of ongoing operations. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Adjusted Revenue.

We disclose EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin because they are key measures used by management to evaluate our business, measure our operating performance and make strategic decisions. We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are useful for investors and others in understanding and evaluating our operating results in the same manner as management. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as substitutes for net loss, net loss before income taxes, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report measures titled EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin or similar measures, such non-GAAP financial measures may be calculated differently from how we calculate non-GAAP financial measures, which reduces their comparability. Because of these limitations, you should consider EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin alongside other financial performance measures, including net income and our other financial results presented in accordance with GAAP.

Adjusted Revenues

The following table presents our calculation of Adjusted Revenues for the periods presented, and a reconciliation of this measure to our GAAP revenues for the same periods:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2022	2021	2022	2021
Subscription revenue	$24,332	$17,427	$47,111	$32,959
Deferred revenue adjustment	737	372	1,730	372

Adjusted subscription revenue	25,069	17,799	48,841	33,331
Advisory, advertising, and other revenue	2,842	1,900	6,134	3,717

Adjusted Revenues	$27,911	$19,699	$54,975	$37,048

Adjusted Gross Profit and Adjusted Gross Profit Margin

The following table presents our calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2022	2021	2022	2021
Adjusted Revenues	$27,911	$19,699	$54,975	$37,048
Costs of revenue	(7,712)	(5,054)	(14,882)	(9,252)
Amortization of intangible assets	2,009	1,299	3,832	2,508

Adjusted Gross Profit	$22,208	$15,944	$43,925	$30,304

Adjusted Gross Profit Margin	80%	81%	80%	82%

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

The following table presents our calculation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2022	2021	2022	2021
Net loss	$(38,360)	$(34,078)	$(66,711)	$(60,504)
Benefit from income taxes	(176)	(2,556)	(550)	(5,745)
Depreciation and amortization	4,914	3,792	9,631	7,220
Interest expense, net	24,255	15,561	46,778	29,841

EBITDA	(9,367)	(17,281)	(10,852)	(29,188)
Deferred revenue adjustment (a)	737	372	1,730	372
Stock-based compensation	565	394	825	360
Change in fair value of warrant and derivative liabilities (b)	2,048	7,002	3,386	12,245
Other non-cash (gains) charges (c)	271	1,362	(8,338)	1,362
Acquisition related costs (d)	500	426	572	490
Other infrequent costs (e)	—	995	423	1,687
Costs incurred related to the transaction (f)	256	180	459	368

Adjusted EBITDA	$(4,990)	$(6,550)	$(11,795)	$(12,304)

Adjusted EBITDA Margin	(18)%	(33)%	(22)%	(33)%

(a)	Reflects deferred revenue fair value adjustments arising from the purchase price allocation in connection with the 2021 Acquisitions.
(b)	Reflects the non-cash impact from the mark to market adjustments on our warrant and derivative liabilities.
(c)

Reflects the non-cash impact of the following charges: (i) gain of $1,320 and non-cash charge of $271 from the change in fair value related to the contingent consideration and accrual of contingent compensation related to the 2021 Acquisitions during the first and second quarter of 2022, respectively, (ii) gain of $7,667 related to the partial forgiveness of our PPP Loan during the first quarter of 2022, (iii) $378 non-cash impairment charge related to the abandonment of one of our leases subsequent to our adoption of ASC 842 on January 1, 2022, and (iv) loss from modification to a sub-lease in April 2021 for $1,362.

(d)

Reflects the costs incurred to identify, consider, and complete business combination transactions comprised of advisory, legal, and other professional and consulting costs. In the second quarter of 2022 we paid a discretionary bonus to certain employees of Predata for $500.

(e)

Reflects the following infrequent charges: (i) costs incurred related to potential acquisitions and other capital markets related activities totaling $116 and $301 during the first and second quarter of 2021, respectively, respectively, (ii) costs incurred related to litigation we believe to be outside of our normal course of business totaling $20, $246, and $372 during the first quarter in 2022, the first quarter in 2021, and the second quarter in 2021, respectively, (iii) non-capitalizable debt raising costs totaling $403, and $64 during the first quarter in 2022, and first quarter in 2021, respectively, (iv) costs to satisfy sales tax remittances incurred during the second quarter in 2021 totaling $506, and (v) costs incurred related to our adoption of ASC 606 totaling $80 during the first quarter in 2021.

(f)	Includes non-capitalizable transaction costs associated with the Business Combination and related transactions.

Key Performance Indicators

We also monitor the following key performance indicators to evaluate growth trends, prepare financial projections, make strategic decisions, and measure the effectiveness of our sales and marketing efforts. Our management team assesses our performance based on these key performance indicators because it believes they reflect the underlying trends and indicators of our business and serve as meaningful indicators of our continuous operational performance.

Annual Recurring Revenue (“ARR”)

Approximately 90% of our revenues are subscription based, which leads to high revenue predictability. Our ability to retain existing subscription customers is a key performance indicator that helps explain the evolution of our historical results and is a leading indicator of our revenues and cash flows for subsequent periods. We use ARR as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring subscription customer contracts. We calculate ARR on an account level by annualizing the contracted subscription revenue, and our total ARR as of the end of a period is the aggregate thereof. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades, or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to timing of the revenue bookings during the period, cancellations, upgrades, or downgrades and pending renewals. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Run-Rate Revenue

Management also monitors run-rate revenue, which we define as ARR plus non-subscription revenue earned during the last twelve months. We believe run-rate revenue is an indicator of our total revenue growth, incorporating the non-subscription revenue that we believe is a meaningful contribution to our business as a whole. Although our non-subscription business is non-recurring, we regularly sell different advisory services to repeat customers. The amount of actual subscription and non-subscription revenue that we recognize over any 12-month period is likely to differ from run-rate revenue at the beginning of that period, sometimes significantly.

Net Revenue Retention (“NRR”)

Our NRR, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our NRR for a given period as ARR at the end of the period minus ARR contracted from new clients for which there is no historical revenue booked during the period, divided by the beginning ARR for the period. For our federal government clients, we consider subdivisions of the same executive branch department or independent agency (for example, divisions of a single federal department or agency) to be a single customer for purposes of calculating our account-level ARR and NRR. For our commercial clients, we consider subdivisions of the same legal entity as separate customers. Customers from acquisitions are not included in NRR until they have been part of our condensed consolidated results for 12 months. Our calculation of NRR for any fiscal period includes the positive recurring revenue impacts of selling additional licenses and services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our NRR may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of NRR may differ from similarly titled metrics presented by other companies.